Exhibit 10.42

SEVENTH AMENDMENT AND WAIVER TO LOAN AGREEMENT

This SEVENTH AMENDMENT AND WAIVER TO LOAN AGREEMENT (this “Amendment”) is entered into this 28th day of February, 2003, by and among CELLSTAR CORPORATION, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries signatory hereto (together with Parent, each an individual “Borrower,” and collectively, the “Borrowers”), the lenders signatory hereto (the “Lenders”), and FOOTHILL CAPITAL CORPORATION, in its capacity as agent (the “Agent”) for the Lenders,

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent have entered into that certain Loan and Security Agreement dated as of September 28, 2001, as amended by that certain First Amendment to Loan Agreement dated as of October 12, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of February 11, 2002, as further amended by that certain Third Amendment and Waiver to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fourth Amendment to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fifth Amendment to Loan Agreement dated as of November 13, 2002, and as further amended by that certain Sixth Amendment to Loan Agreement dated as of February 6, 2003 (as the same may be further modified, amended, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time; and

WHEREAS, Shanghai CellStar International Trading Co. Ltd. (“CellStar Shanghai”) advanced an aggregate amount of approximately US$600,000 to Beijing Fengxing Rui Da Telecommunication Equipment Co., Ltd. (“Rui Da”) (the “PRC Advance”) in violation of Section 7.13 of the Loan Agreement; and such PRC Advance may have exceeded CellStar Shanghai’s legal authority under the laws of the People’s Republic of China’s laws and, accordingly, could be deemed to be a violation of Section 6.10 of the Loan Agreement; and

WHEREAS, as a result of the violation of Section 7.13 of the Loan Agreement and the potential violation of Section 6.10 of the Loan Agreement, Events of Default have occurred or may be deemed to have occurred under the Loan Agreement (the “Covenant Defaults,”); and

WHEREAS, CellStar Shanghai obtained the repayment by Rui Da of the total amount of the advances on February 20, 2003; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders waive the Covenant Defaults and forbear from exercising their rights and remedies arising under the Loan Agreement as a result of the Covenant Defaults; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain terms under the Loan Agreement; and

WHEREAS, the Agent and the Lenders have agreed to the requested amendments and waivers on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

1.    Amendments to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement, “Definitions,” is hereby amended and modified by inserting the following definition in appropriate alphabetical order therein:

“ “Undistributed Earnings Charge” means the expense recorded by the Parent in its consolidated financial statements beginning in the quarter ended November 30, 2002 for the U.S. Federal income taxes attributable to the undistributed net earnings of the Parent’s operations in the Peoples’ Republic of China, Hong Kong, Taiwan, Singapore, the Philippines, Korea and Japan.”

2.    Amendment to Section 7.20 of the Loan Agreement. Section 7.20 of the Loan Agreement, “Financial Covenants,” is hereby modified and amended by deleting subsection 7.20 (a) in its entirety and inserting the following in substitution thereof:

“(a) Consolidated Tangible Net Worth. Parent and its Subsidiaries, taken as a whole, shall not permit Consolidated Tangible Net Worth to be less than Initial Consolidated Tangible Net Worth for the last day of the fiscal months of August, September and October of 2001, and less than the required amount set forth in the following table for November 30, 2001 and for the last day of each fiscal quarter thereafter as set forth below, and for each month following such quarter-end date until the next fiscal quarter-end calculation:

Applicable Amount	Applicable Period

Initial Consolidated Tangible Net Worth, plus (a) 100% of the gain or loss, if any, realized as a result of forgiveness of any Convertible Subordinated Debt (after taxes), plus (b) 100% of the additional paid-in capital resulting from the conversion of the Convertible Subordinated Debt, plus (c) 80% of net income of the Parent and its Subsidiaries on a consolidated basis (without any deduction for losses) on a cumulative basis from September 1, 2001 to, and including February 28, 2002, plus (d) 75% of net income of the Parent and its Subsidiaries, on a consolidated basis (without any deduction for losses) on a cumulative basis from March 1, 2002 for each quarter ended thereafter through such date of determination, minus (e) 100% of the Restructuring Expenses on a cumulative basis through such date of determination not to exceed $30 Million.

Beginning with the fiscal quarter ended May 31, 2002 through the fiscal quarter ended August 31, 2002.

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Initial Consolidated Tangible Net Worth, plus (a) 100% of the gain or loss, if any, realized as a result of forgiveness of any Convertible Subordinated Debt (after taxes), plus (b) 100% of the additional paid-in capital resulting from the conversion of the Convertible Subordinated Debt, plus (c) 80% of net income of the Parent and its Subsidiaries on a consolidated basis (without any deduction for losses) on a cumulative basis from September 1, 2001 to, and including February 28, 2002, plus (d) 75% of net income of the Parent and its Subsidiaries, on a consolidated basis (without any deduction for losses) on a cumulative basis from March 1, 2002 for each quarter ended thereafter through such date of determination, minus (e) 100% of the Restructuring Expenses on a cumulative basis through such date of determination not to exceed $30 Million, minus (f) 100% of the Undistributed Earnings Charge not to exceed $55 Million.

Beginning with the fiscal quarter ended November 30, 2002 through the Maturity Date.

3.    Waiver. The Agent and the Lenders hereby waive the Covenant Defaults and their respective rights and remedies under the Loan Agreement arising as a result of the Covenant Defaults; provided however, that such waiver shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Agent and the Lenders following the occurrence of any other failure to comply with Section 7.13 or Section 6.10, or the occurrence of any other Event of Default under the Loan Agreement.

4.     No Other Amendments or Waivers. Except as set forth in Section 3 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waiver set forth above, the text of

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the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent’s or any Lenders’ claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

5.    Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:

(a)    fully executed and delivered counterparts of this Amendment by the Borrowers, the Required Lenders and the Agent; and

(b)    such other information, documents, instruments or approvals as the Agent or the Agent’s counsel may reasonably require.

6.    Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:

(a)    Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

(b)    The execution, delivery, and performance by each Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, are within such Borrower’s corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;

(c)    The execution, delivery, and performance by each Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

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(d)     This Amendment and each other Loan Document to which each Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(e)     No Default or Event of Default, other than the Covenant Defaults set forth herein, is existing; and

(f)     that CellStar Shanghai has obtained the repayment by Rui Da of the total amount of the advances on February 20, 2003.

7.     Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

8.     Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

9.     Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

10.     Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.

11.     Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	CELLSTAR CORPORATION, a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

	By:	National Auto Center, Inc. its General Partner

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR AIR SERVICES, INC., a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR TELECOM, INC., a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

A&S AIR SERVICE, INC., a Delaware Corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: President

CELLSTAR GLOBAL SATELLITE SERVICES, LTD., a Texas limited partnership

By: National Auto Center, Inc. Title: General Partner

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

By: CellStar Fulfillment, Inc. Title: General Partner

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

FLORIDA PROPERTIES, INC., a Texas corporation

/s/ Elaine Flud Rodriguez
By: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

AGENTS AND LENDERS:	FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent and as a Lender

/s/ Robert Bernier
	By: Title:	Robert Bernier Vice President

FLEET CAPITAL CORPORATION, as a Lender

/s/ Dennis M. Hansen
	By: Title:	Dennis M. Hansen Senior Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

/s/ Eric R. Hubbard
By: Title:	Eric R. Hubbard Senior Account Executive

PNC BANK NATIONAL ASSOCIATION, as a Lender

/s/ Robin L. Arriola
By: Title:	Robin L. Arriola Vice President